Exhibit 99.2

News Release

CONTACTS: Media: (513) 579-5439	FOR IMMEDIATE RELEASE
Institutional investors: (513) 534-4546	December 16, 2008
Shareholders: (866) 670-0468

FIFTH THIRD ANNOUNCES FOURTH QUARTER 2008 DIVIDEND

Cincinnati – Fifth Third Bancorp (Nasdaq: FITB) today declared its fourth quarter 2008 cash dividends on its common shares and Series G preferred shares.

Fifth Third declared a fourth quarter 2008 cash dividend on its common shares of $0.01, a reduction from the third quarter level of $0.15 per share. The dividend will be payable on January 22, 2009 to shareholders of record on December 31, 2008.

“Fifth Third and the banking industry are currently operating in a very difficult environment, particularly related to trends in economic activity and employment levels,” said Kevin T. Kabat, chairman, president and CEO of Fifth Third Bancorp.“ It is not currently clear when those trends will begin to improve but we do not expect improvement in the near term.

As a result, we have made the difficult but prudent decision to reduce our dividend on common shares. This will permit the retention of more than $300 million of tangible equity annually and benefit the tangible equity ratio by approximately 30 bps over the course of 2009 compared with the prior dividend. This additional capital will provide further flexibility for us to take action to resolve issues as they develop.” Kabat added that stronger capital will allow Fifth Third to more fully serve qualified borrowers with loans and other services critical in the current economic environment, as well as to better insulate Fifth Third from the possibility of further deterioration in economic and market conditions.

“We understand the importance of dividends to our common shareholders, and would expect to increase the dividend when we believe it is consistent with our outlook for economic and market activity and associated improvement in earnings and capital generation,” he said.

As previously announced, Fifth Third expects to participate in the U.S. Treasury’s Capital Purchase Program (“CPP”) and has applied for $3.46 billion in preferred shares under this program. Our participation requires shareholder approval for the granting of certain voting rights related to these preferred shares, as discussed more fully in a proxy statement filed on December 8, 2008. This vote is scheduled to take place on December 29, 2008.

“Our participation in the Treasury Capital Purchase Program will provide us with significant additional capital to supplement our capital position,” said Kabat. “This investment is important to help ensure our capital position remains very strong to enable us to continue making and growing loans during a difficult economic environment.”

Fifth Third also declared its fourth quarter dividend on its 8.50% Non-Cumulative Perpetual Convertible Preferred Stock, Series G, at the rate of $531.25 per share, which equates to approximately $2.125 for each depositary share. Each depositary share represents a 1/250th ownership interest in a share of Series G Preferred Stock. The Series G dividend is payable on December 31, 2008 to shareholders of record on December 26, 2008.

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. The Company has $116 billion in assets, operates 18 affiliates with 1,308 full-service Banking Centers, including 92 Bank Mart® locations open seven days a week inside select grocery stores and 2,341 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania, Missouri, Georgia and North Carolina. Fifth Third operates five main businesses: Commercial Banking, Branch Banking, Consumer Lending, Investment Advisors and Fifth Third Processing Solutions. Fifth Third is among the largest money managers in the Midwest and, as of September 30, 2008, has $196 billion in assets under care, of which it managed $30 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® National Global Select Market under the symbol “FITB.”

FORWARD-LOOKING STATEMENTS

This report may contain forward-looking statements about Fifth Third Bancorp within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This report may contain certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Fifth Third Bancorp including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and weakening in the economy, specifically the real estate market, either national or in the states in which Fifth Third does business, are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) changes and trends in capital markets; (8) competitive pressures among depository institutions increase significantly; (9) effects of critical accounting policies and judgments; (10) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; (11) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, or the businesses in which Fifth Third, one is engaged; (12) ability to maintain favorable ratings from rating agencies; (13) fluctuation of Fifth Third’s stock price; (14) ability to attract and retain key personnel; (15) ability to receive dividends from its subsidiaries; (16) potentially dilutive effect of future acquisitions on current shareholders' ownership of Fifth Third; (17) effects of accounting or financial results of one or more acquired entities; (18) difficulties in combining the operations of acquired entities; (19) inability to generate the gains on sale and related increase in shareholders’ equity that it anticipates from the sale of certain non-core businesses, (20) loss of income from the sale of certain non-core businesses could have an adverse effect on Fifth Third’s earnings and future growth (21) ability to secure confidential information through the use of computer systems and telecommunications networks; (22) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; and (23) the Treasury providing satisfactory definitive documentation for its purchase of senior preferred shares and agreement on final terms and conditions. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Bancorp's Annual Report on Form 10-K for the year ended December 31, 2007, filed with the United States Securities and Exchange Commission (SEC). Copies of this filing are available at no cost on the SEC's Web site at www.sec.gov or on the Fifth Third’s Web site at www.53.com. Fifth Third undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this report.

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